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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM 8-K

                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported):  October 20, 2000
                                                         ----------------

                     TRANS WORLD ENTERTAINMENT CORPORATION
                     -------------------------------------
             (Exact name of registrant as specified in its charter)

               New York              0-14818           14-1541629
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      (State or other jurisdiction        (Commission     (I.R.S. Employer
    of incorporation)                    File Number)    Identification No.)

       38 Corporate Circle, Albany, New York                       12203
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      (Address of principal executive offices)                 (Zip Code)

      Registrant's telephone number, including area code:  (518) 452-1242

                                      None
                                      ----
         (Former name or former address, if changed since last report.)

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Item 5. Other Events.

On October 16, 2000, The United States District Court for the District of Delaware issued an opinion in favor of the IRS, in the case of the IRS vs. CM Holdings Corp., a wholly-owned subsidiary of the registrant, Trans World Entertainment Corporation, a New York corporation (the "Company"). The case was brought against CM Holdings Corp. by the IRS to challenge the deduction of interest expenses for certain tax years that ended on or before February 1994, related to corporate owned life insurance policies held by CM Holdings. The court ruled that the interest deductions should not be allowed and the Company is responsible for interest and penalties for understatement of income tax. Under the ruling, the potential liability to the Company is estimated at approximately $14 million. The Company is currently exploring its options in response to the decision.

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  TRANS WORLD ENTERTAINMENT CORPORATION

October 20, 2000                  By:   ____________________________
                                        Name:    John J. Sullivan
                                        Title:   Senior Vice President-Finance
                                                 and Chief Financial Officer